EXHIBIT 10.35

March  24th  , 2013

HPEV, Inc.
27420 Breakers Drive
Wesley Chapel, FL 33544

Re: Option Exercise Price

Gentlemen;

On February 20, 2013 the board of directors resolved to decrease the exercise price of my five options to purchase one million shares previously awarded and to provide for cashless exercise of these options. The milestone stock prices were reduced to $2.00, $3.00, $4.00, $4.50 and $5.00 for 20 consecutive trading days from $2.00, $3.00, $5.00, $7.50 and $10.00. Once the stock has traded at these prices for 20 consecutive trading days, the undersigned has the right to exercise an option to purchase 1,000,000 shares of common stock at each milestone stock price.

After due consideration, I have decided that the terms of the initial option grant shall remain in full force and effect. Accordingly, (i) the reduced exercise prices of $4.00, $4.50 and $5.00 and (ii) the cashless exercise shall have no force and effect. If and when I decide to exercise my options, such exercise shall only be made at the original exercise prices and must be paid in cash.

/s/ Theodore Banzhaf
Theodore Banzhaf

AGREED AND ACKNOWLEDGED
this  24th day of March, 2013:

HPEV, INC.

By: /s/ Timothy J. Hassett
Name: Timothy J. Hassett
Title: CEO